Exhibit 99.1

For Immediate Release

Media Contact Rush Enterprises
Gary Willis (830) 302-5210 willisg@rushenterprises.com

Rush Enterprises announces retirements of Michael McRoberts, Chief Operating Officer and Scott Anderson, Senior Vice President of Finance, Insurance and Leasing

San Antonio, Texas, March 8, 2024 — Rush Enterprises, Inc. (NASDAQ: RUSHA and RUSHB), which operates the largest network of commercial vehicle dealerships in North America, announced today that Michael McRoberts, Chief Operating Officer and a member of the Board of Directors of the Company, will step down from his role as COO later this year, and Scott Anderson, Senior Vice President of Finance, Insurance and Leasing, will retire effective March 30, 2024.

McRoberts was instrumental in leading the Company’s operations through a period of substantial growth and transformation. His extensive background in the commercial vehicle dealership, leasing, and contract-carriage industries markedly impacted the Company’s operations and strategic direction. In addition, McRoberts’ leadership was pivotal in refining the Company’s operations to achieve greater efficiencies, leveraging its data in furtherance of the Company’s strategic initiatives, and driving the customer experience.

When McRoberts steps down as Chief Operating Officer, he will continue to serve in a senior advisory role and in his current capacity as a member of the Company’s Board of Directors. Further details regarding the timing of McRoberts’ retirement, which will occur in the second half of the year, will be provided at a later date.

McRoberts was appointed Chief Operating Officer in July 2016. He joined the Company in 2011 and served as Regional Manager for Rush Truck Centers in California until he was appointed Senior Vice President – Dealer Operations in March 2013. Prior to joining Rush Enterprises, McRoberts served as the Vice President – General Manager and Chief Operating Officer for the Scully Companies, a regional full-service leasing and dedicated contract carriage organization. His background also includes 13 years of experience with other commercial vehicle dealership groups, serving in various executive positions.

“Michael’s strong leadership and strategic guidance has been a primary contributor to our ability to achieve the significant growth and consistent financial results we have experienced over the last decade,” said W.M. “Rusty” Rush, Chairman of the Board of Directors, Chief Executive Officer and President of Rush Enterprises, Inc. “As a direct result of Michael’s leadership, we have become more disciplined and improved our processes over the years, enabling us to offer our customers superior commercial vehicle solutions at even greater value. He has also been a respected mentor to our leaders throughout the Company and a trusted colleague and adviser, and I am grateful for his innumerable contributions to our success,” said Rush.

Jason Wilder will assume the role of Chief Operating Officer upon McRoberts’ retirement later in the year. Wilder has served as Senior Vice President—Navistar Dealerships since May 2019. From 2011 until 2019, he served as Regional General Manager of the Georgia Region, and as the Regional General Manager of the Company’s North Carolina dealerships from 2008 until 2011. Wilder joined the Company in November 2006 as the General Manager of the Atlanta medium-duty dealership. Prior to joining the Company, he was the General Manager of Fouts Brothers Truck Center in Smyrna, Georgia. “Jason has a tremendous depth of knowledge of commercial vehicle dealership operations and has demonstrated strong leadership ability since the first day he joined our Company. He has worked closely with Michael and me over the years, and I expect a very smooth transition,” added Rush.

Jorgan Peterson will assume Wilder’s current role of Senior Vice President-Navistar Dealerships later this year. Peterson has served as Regional General Manager of the Utah and Idaho region of Navistar dealerships since 2013, where he was responsible for guiding the growth and transformation of the Company’s dealerships in the region. He started with the Company in 2010 as District General Manager of the Idaho region and prior to joining the Company had been with Lake City International Truck dealership group in Salt Lake City, Utah and Boise, Idaho since 2003. “Jorgan is very experienced with our Navistar dealership operations and I am excited to have him in this new role,” Rush stated.

Anderson oversaw Rush Enterprises’ commercial vehicle finance and insurance operations during a period of significant growth in the number of the Company’s dealerships. He also led the Company’s PacLease and Idealease truck leasing and rental operations, growing the network to more than fifty locations and a fleet of over 10,000 vehicles. Anderson refined the leasing and rental operation to become an important contributor to the Company’s overall financial success. He will remain as a consultant to the Company through at least September 30, 2024.

Anderson served as Vice President – Finance and Insurance of the Company from 2005 until his promotion to Senior Vice President – Finance and Insurance, and he assumed responsibility for Rush Truck Leasing in 2007. Prior to joining the Company, Anderson served as Manager of Continental European Operations for CIT Group and Managing Director of European Commercial Finance for Associates Capital Corp.

“Scott is more knowledgeable about the truck finance, insurance and leasing industry than anyone I know and is largely responsible for the success of our leasing and rental business,” Rush said. “His retirement is truly bittersweet, as he will be greatly missed. I wish him all the best as he begins this new chapter.”

Mark Kuhn will assume the role of Vice President-Leasing. Kuhn became General Manager of Rush Truck Leasing – PacLease Division, in 2021. He joined the Company in 2015 as General Manager of Rush Truck Leasing – Fort Worth, after serving in numerous management roles with PACCAR Leasing Company. “Mark’s extensive experience with the commercial truck leasing industry and our Company puts him in a solid position to assume the management of our Rush Truck Leasing operations and to continue to expand its contributions to the Company’s overall success,” Rush stated.

“While we will certainly miss both Mike and Scott, I am very confident that Jason, Jorgan, and Mark are each well equipped to take on their new leadership responsibilities,” added Rush.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 150 locations in 22 states and Ontario, Canada, including 125 franchised dealership locations. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, Dennis Eagle, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs - from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, leasing and rental. Rush Enterprises’ operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle up-fitting, chrome accessories and tires. For more information, please visit us at www.rushtruckcenters.com, www.rushenterprises.com and www.rushtruckcentersracing.com, on Twitter @rushtruckcenter and Facebook.com/rushtruckcenters.

Certain statements contained in this release are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, future growth rates and margins for certain of our products and services, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, inflation and the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, supply chain disruptions, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2023.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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